THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

                            OSAGE SYSTEMS GROUP, INC.

                     10% CONVERTIBLE SUBORDINATED DEBENTURE


$_______________                                       Dated:  November 22, 1999


     FOR VALUE RECEIVED, the undersigned, Osage Systems Group, Inc., a Delaware corporation ("Maker" or the "Company"), promises to pay to the order of _____________ ("Lender" or "Holder"), in immediately available funds at the office of Lender at ______________________, or at such other location as the Lender may designate in writing from time to time, the principal amount of $___________ together with interest from the date hereof (computed on the basis of a year of 360 days of twelve 30-day months) on the outstanding principal balance, to be fixed at a rate equal to 10% per annum, in accordance with the following terms. This instrument is being issued in conjunction with a Securities Purchase Agreement entered into by and among the Company and Holder of even date herewith. Unless otherwise defined, all capitalized terms shall have the meaning ascribed to in the Securities Purchase Agreement.

     1. Terms of Repayment.

        (a) The principal amount of this Debenture shall be due and payable in full twenty-four months from the date hereof, (hereinafter the "Maturity Date") at which time all unpaid interest which has accrued on the Debenture shall also be due and payable. Without the consent of the Holder, the Company shall not have the right to prepay this Debenture; provided, however, that, if at any time while this Debenture or any portion thereof is outstanding there shall be a proposed (i) sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (ii) merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), or (iii) sale of 50% more of the outstanding stock of the Company to a unrelated person or entity (in each case, a "Fundamental Transaction"), then the Company shall have the right to prepay all or any portion of the Debenture then outstanding and unconverted without premium or penalty within fifteen (15) days after written notice to the Holder of such proposed Fundamental Transaction, during which fifteen-day period the Holder may convert all or any part of the Debenture then outstanding. If the proposed Fundamental Transaction is later abandoned and not consummated, such prepayment rights with respect to that Fundamental Transaction, to the extent prepayment was not made, shall be deemed terminated.

        (b) Interest on the outstanding principal balance of this Debenture shall accrue at the rate of 10% per annum and shall be due and payable quarterly, on March 31, June 30, September 30, and December 31 of each year (each an "Interest Payment Date") until the Maturity Date, commencing December 31, 1999. At the option of the Holder, interest due hereunder may be payable in shares of common stock ("Common Stock") of the Company at the "Conversion Price" (as hereafter defined). Following an Event of Default, interest shall accrue at a rate equal to 18% per annum. Furthermore, should an Event of Default arise due to failure to timely secure Stockholder Approval, the default rate of interest would be applied retroactively and the excess amount due (over and above the normal rate of interest) would be payable pro-rata over a three (3) month period following such Event of Default on each 30 day anniversary of the Event of Default.

     2. Transferability. This Debenture and any shares of Common Stock issuable upon conversion hereof or in payment of any interest due hereunder may not be offered for sale or sold, or otherwise transferred in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified upon applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Maker shall have received an opinion of counsel satisfactory to Maker that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such opinion to be satisfactory to counsel to Maker.

     3. Subordination.

        (a) The indebtedness evidenced by this Debenture is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness" (as defined in Section 3(b) below) of Maker. Therefore, upon any distribution of its assets in a liquidation or dissolution of Maker, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to Maker, Lender will not be entitled to receive payment of the indebtedness evidenced by this Debenture until the holders of Senior Indebtedness are paid in full. Upon the occurrence of an "event of default" with respect to any Senior Indebtedness, as such event of default may be defined in such instrument evidencing the Senior Indebtedness, to the extent such event of default permits the holders of such Senior Indebtedness to accelerate the maturity thereof, then upon written notice thereof given to Maker by any holder of such Senior Indebtedness or their representative, no payment shall be made by Maker in respect of this Debenture until Maker has cured such event of default to the satisfaction of the holders of such Senior Indebtedness; provided, however, that in the event such Senior Indebtedness has not been accelerated within 30 days from the date of such notice, the Maker shall resume all payments required to be made pursuant to the terms of this Debenture.

        (b) "Senior Indebtedness" means: (i) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by the Maker with respect to any present or future bank or other financial institutional indebtedness of the Maker and any guaranty by Maker of any present or future bank or other financial institutional indebtedness of any subsidiary of Maker; or (ii) any indebtedness created, incurred, or assumed, by the Maker secured by a lien on any assets of the Maker.

     4. Event of Default. An Event of Default under this Debenture means the occurrence of any of the following events (whether the reason for such Event of Default shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) failure to obtain Stockholder Approval of the transactions covered by Paragraph 7 of the Securities Purchase Agreement relating to this transaction within six (6) months of the date hereof; (ii) nonpayment of all principal and interest when and as due under the terms of this Debenture; (iii) any other material breach of the terms of this Debenture; (iv) any material breach by Maker of any representation, warranty or agreement of Maker contained in that certain Securities Purchase Agreement dated as of even date herewith by and between the Maker and Holder (the "Securities Purchase Agreement") which is not cured by Maker within thirty (30) days after notice by Lender; (v) the institution of any proceedings by or against Maker under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or Maker's making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for Maker or any of its respective properties (vi) an event of bankruptcy or insolvency of the Company; or (vii) any default by the Company under any Senior Indebtedness which default continues after expiration of any applicable notice and grace period and which permits the acceleration of payment thereunder. The Company shall receive written notice upon the occurrence of an Event of Default and provided the default is not cured within five (5) days, with respect to any Event of Default based on non-payment of principal or interest, or within ten (10) days, with respect to any other Event of Default, of the stated Event of Default, the entire principal and accrued interest under this Debenture shall accelerate and become immediately due and payable.

     5. Conversion.

        (a) Once Stockholder Approval of the conversion feature hereof is secured, the unpaid principal amount and interest due under this Debenture is convertible at the option of the Holder, in whole or in part, at any time until the Maturity Date, upon surrender of this Debenture at the principal office of the Company, into restricted shares of Common Stock at a conversion price (the "Conversion Price") equal to $.30 per share (80% of the closing bid of the shares on AMEX on October 8, 1999, the date of the approval of this transaction).

        (b) Upon the date that both of the following criteria have been satisfied, the Debenture shall automatically convert into shares of Common Stock at the Conversion Price:

        (i) Stockholder Approval of the conversion feature hereof shall have been obtained; and

        (ii) the Securities and Exchange Commission shall have declared effective a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Debenture.

     6. Adjustments. The Conversion Price and the securities into which this Debenture is convertible are subject to adjustment from time to time as follows:

        (a) Reorganization, Merger or Sale of Assets. If at any time while this Debenture, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Debenture shall thereafter be entitled to receive upon conversion of this Debenture the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Debenture would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Debenture had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section
6. The foregoing provisions of this Section 6 (a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Debenture. If the per-share consideration payable to Lender for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Debenture with respect to the rights and interests of Lender after the transaction, to the end that the provisions of this Debenture shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Debenture.

        (b) Reclassification. If the Company, at any time while this Debenture, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Debenture exist into the same or a different number of securities of any other class or classes, this Debenture shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Debenture immediately prior to such reclassification or other change and number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.

        (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Debenture, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under this Debenture exist, into a different number of securities of the same class, the Conversion Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

        (d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Debenture, or any portion hereof, remains outstanding the holders of the securities as to which conversion rights under this Debenture exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Debenture shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of this Debenture, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Debenture on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock, other securities or property available by this Debenture as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 6.

     7. Investment Intent. Lender, by acceptance hereof, acknowledges that this Debenture and the shares to be issued upon conversion hereof are being acquired solely for Lender's own account and not as a nominee for any other party, and for investment, and that Lender will not offer, sell or otherwise dispose of this Debenture or any shares to be issued upon conversion hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon conversion of this Debenture, Lender shall, if requested by Maker, confirm in writing, in a form satisfactory to Maker, that the shares so purchased are being acquired solely for Lender's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. All shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933,

         AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

     8. Reservation of Shares. Maker covenants that during the term that this Debenture is outstanding, Maker will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares upon the conversion of this Debenture, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon the conversion of this Debenture. Maker further covenants that all shares that may be issued upon the conversion of this Debenture and payment of the Conversion Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). Maker agrees that its issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares upon the conversion of this Debenture.

     9. Notices.

        (a) Whenever the number of shares issuable or the Conversion Price hereunder shall be adjusted pursuant to Section 6 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Lender.

        (b) All notices, advices and communications under this Debenture shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

                If to Maker:

                Osage Systems Group, Inc.
                1661 East Camelback Road
                Suite 245
                Phoenix, AZ  85016
                Attn:  Phil Carter, Chief Executive Officer

                With a Copy to:

                Stephen M. Cohen, Esquire
                Buchanan Ingersoll, Professional Corporation
                Eleven Penn Center
                1835 Market Street, 14th Floor
                Philadelphia, PA  19103
                and to the Lender:

                At the address set forth in the Securities Purchase Agreement

     Either of Maker or Lender may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 9.

     10. Amendments.

        (a) Any term of this Debenture may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this
Section 10 shall be binding upon the Holder, each future holder and the Company.

        (b) No waivers of, or exceptions to, any term, condition or provision of this Debenture, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11. Agreements of Maker. Maker and any other party now or hereafter liable for the payment of this Debenture in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Debenture, (ii) agree to the release of any party primarily or secondarily liable hereon, (iii) agree that the Lender shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them, and (iv) consent to any extension or postponement of time of payment of this Debenture and to any other indulgence with respect hereto without notice thereof to any of them.

     12. Binding Parties. This Debenture shall bind Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns. All references herein to "Maker" and "Lender" shall be deemed to apply to Maker and Lender, respectively, and to their respective successors and assigns.

     13. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Debenture and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     14. Section Titles. The Section titles in this Debenture are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Debenture.

        WITNESS the due execution hereof on the date first above written with the intention that this Debenture shall constitute a sealed instrument.

                                         OSAGE SYSTEMS GROUP, INC.


                                         By: /s/ Phil Carter(Seal)
                                             ---------------
                                             Phil Carter
                                             Interim Chief Executive Officer

                              NOTICE OF CONVERSION


TO: Osage Systems Group, Inc.

     (1) The undersigned hereby elects to purchase _______ shares of Common Stock of Osage Systems Group, Inc. pursuant to the terms of the attached Debenture, and tenders herewith payment of the purchase price for such shares in full.

     (2) In converting this Debenture, the undersigned acknowledges that the shares are being are being acquired solely for the undersigned's own account and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of such shares under circumstances that will result in a violation of applicable federal and state securities laws and that all certificates issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the form set forth in
Section 7 of the Debenture (in addition to any legend required by state securities laws).

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

     (4) Please issue a new Debenture for the unexercised portion of the attached Debenture in the name of the undersigned.


                                        ---------------------------------
                                        (Name)


------------------------------          ---------------------------------
(Date)                                  (Signature)